Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference (No. 333-136212) in this Registration Statement of The Bank Holdings on Form S-4 of our report, dated March 16, 2005, (and March 29, 2006 as to the effects of the stock dividend in 2005) included in the Annual Report on Form 10-KSB/A of The Bank Holdings for the year ended December 31, 2005. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada

August 11, 2006